*040104*

**ROSS MILLER**
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

# Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

| Filed in the office of | Document Number |
|---|---|
| Ross Miller<br>Secretary of State<br>State of Nevada | 20140744051-88<br>Filing Date and Time<br>10/31/2014 4:02 PM<br>Entity Number<br>E0554002014-9 |

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

| | |
|---|---|
| **1. Name of Corporation:** | TESORO VENTURES INC |
| **2. Registered Agent for Service of Process:** (check only one box) | [X] Commercial Registered Agent: AMERICAN CORPORATE REGISTER INC.<br>Name<br>[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)<br>Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity<br>Street Address / City / Nevada / Zip Code<br>Mailing Address (if different from street address) / City / Nevada / Zip Code |
| **3. Authorized Stock:** (number of shares corporation is authorized to issue) | Number of shares with par value: 75000000 — Par value per share: $ 0.00010 — Number of shares without par value: 0 |
| **4. Names and Addresses of the Board of Directors/Trustees:** (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees) | 1) TIAN PENG PAN<br>Name<br>711 S CARSON STREET STE 6 / CARSON CITY / NV / 89701<br>Street Address / City / State / Zip Code<br>2)<br>Name<br>Street Address / City / State / Zip Code |
| **5. Purpose:** (optional; required only if Benefit Corporation status selected) | *The purpose of the corporation shall be:* ANY LEGAL PURPOSE<br>**6. Benefit Corporation:** (see instructions) [ ] Yes |
| **7. Name, Address and Signature of Incorporator:** (attach additional page if more than one incorporator) | I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.<br>AMERICAN CORPORATE REGISTER INC. — X AMERICAN CORPORATE REGISTER INC.<br>Name — Incorporator Signature<br>711 S CARSON STREET STE 6 / CARSON CITY / NV / 89701<br>Address / City / State / Zip Code |
| **8. Certificate of Acceptance of Appointment of Registered Agent:** | *I hereby accept appointment as Registered Agent for the above named Entity.*<br>X AMERICAN CORPORATE REGISTER INC. — 10/31/2014<br>Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date |

*This form must be accompanied by appropriate fees.*